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                                                                   EXHIBIT 10.14


                      XACCT XIS END-USER LICENSE AGREEMENT

     This is the XIS End-user License Agreement (the "AGREEMENT") between you, both the individual installing the Product and any legal entity such individual acts for ("YOU"), and XACCT Technologies Inc. if you are situated in North America or XACCT Technologies (1997) Ltd. if you are situated outside of North America ("XACCT"). This Agreement governs all portions of the Product (as defined below) except as otherwise provided in Section 2.4.

     THIS PRODUCT CONTAINS CERTAIN COMPUTER PROGRAMS AND OTHER PROPRIETARY MATERIAL, THE USE OF WHICH IS SUBJECT TO THIS END USER LICENSE AGREEMENT. BY CLICKING THE BOX ENTITLED: "YES" OF TYPING "Y" OR "YES" LICENSEE WILL BE AGREEING TO BE BOUND BY ALL THE TERMS AND RESTRICTIONS OF THIS LICENSE AGREEMENT. LICENSEE SHOULD CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE CLICKING THE BOX ENTITLED "YES" OR TYPING "Y" OR "YES". IF THE LICENSEE DOES NOT AGREE WITH ALL THE TERMS, THE LICENSEE MUST CLICK THE BOX ENTITLED "NO" OR TYPE "N" OR "NO". TAKING ANY STEP TO SET-UP OR INSTALL THE PRODUCT CONSTITUTES THE LICENSEE'S ASSENT TO AND ACCEPTANCE OF THIS END USER LICENSE AGREEMENT. IF THESE TERMS ARE CONSIDERED AN OFFER BY XACCT, ACCEPTANCE IS EXPRESSLY LIMITED TO THESE TERMS.

1.   DEFINITIONS:

1.1. "PRODUCT" means the software programs comprising the XACCT XIS product, including, INTER ALIA, the server and client portions of the XACCT XIS product (excluding Schedule B software),original electronic media and all accompanying manuals and other documentation, together with all enhancements, upgrades, and extensions thereto that may be provided by XACCT or its licensors to You from time to time.

1.2. "LICENSED CONFIGURATION" means the choice of products, features, and the maximum number of instances of application on the approved network architecture or any other hardware or software specifications, as declared by You in Your purchase order, or request for License Key, and upon which the licensing fee was based.

1.3. "LICENSED-SERVER" means the server (defined by the host ID declared by You to XACCT) which enables the XIS server aspects of the Product to operate in accordance with the Licensed Configuration.

1.4. "LICENSE KEY" means the code provided to You by XACCT which enables the Product to operate on the Licensed-server for the specified Licensed Configuration.

2. LICENSE:

XACCT hereby grants to You and only You a non-exclusive, non-sublicensable, non-transferable license to use only the object code of the Product subject to the terms and
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upon the conditions of this Agreement. You have no right to receive, use or examine any source code or design documentation relating to the Product other than as specifically stated in the Schedule [B] hereto relating to OmniORB that may be distributed on the media along with the Product or in addition to the Product.

2.2. This Agreement permits the use of the Licensed Configuration of the Product by You. Such authorized use is controlled by the License Key, which enables the Licensed-server to operate in accordance with the Licensed Configuration. If your Licensed-server is disabled, XACCT may, at its sole discretion, issue You another License Key which will enable You to operate this Product on a substitute Licensed-server. In this event, You agree not to use the original Licensed-server nor its License Key. You shall have the right to install certain sections or component parts of the Product, if applicable, provided however, that such installation does not exceed the authorized number of installations specified in the applicable Licensed Configuration.

2.3. Except for a reasonable number of back-up copies of the software programs included in the Product, You may not copy the Product (including without limitation any associated documentation). All titles, trademarks and copyright and restricted rights notices shall be reproduced on such back-up copies.

2.4. Software comprised of Category A Software (as described in SCHEDULE A) is governed by this Agreement and the additional terms set forth in SCHEDULE A, which, together with any attachments to SCHEDULE A, is incorporated into this Agreement in its entirety. To the extent any additional terms set forth in SCHEDULE A conflict with the provisions of the main body of this Agreement, the terms in SCHEDULE A shall apply with respect to the corresponding Category A Software. Category B Software includes all portions of software described in this SCHEDULE B. Category B Software may be dynamically interoperable with the client portion of the Product and is governed by the additional terms set forth in this SCHEDULE B.

2.5. This Section 2.5 shall only apply if You are licensing the Product or components or features of the Product for an initial evaluation period. The Agreement is valid only for a period of thirty (30) days from the delivery of the Product or components or features of the Product, and is designed to allow You to evaluate the Product or components or features of the Product during such period in order to determine whether or not You wish to enter into a longer-term license agreement with XACCT. In the event that You determine to enter into a longer-term license agreement with XACCT, XACCT will assign You a License Key that will allow utilization of the Product or components or features of the Product following any such evaluation period, and all of the terms and conditions of this Agreement will continue to apply throughout the license period. In the event that You determine not to enter into a licensing transaction with XACCT by the end of the evaluation period, or that XACCT advises You that discussions with respect to a licensing transaction have terminated, Your rights under this Agreement shall terminate, You shall promptly return the Product or components or features of the Product and all copies to XACCT, You shall promptly destroy any derivative material relating to the Product or components or features of the Product, and You shall not retain or use any such material in any form or for any reason.

3. MAINTENANCE AND SUPPORT:

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XACCT has no obligation to provide support, maintenance, upgrades, modifications, or new releases under this Agreement.

4. TITLE, PROTECTION OF INTELLECTUAL PROPERTY, TERMINATION:

4.1. The Product is protected under national and international copyright, trademark and trade secret and patent laws. All right, title, and interest to the Product shall remain with XACCT or its licensors. The license granted herein does not constitute a sale of the Product or any portion or copy of it. A copy of the Product is provided to You only to allow You to exercise your rights under the license. The Product is licensed to You for your internal use only, and the Product or any derivative or by product of the Product may not be sub-licensed, re-sold, rented, or distributed to or used by (or for the benefit of) any other party. Except as otherwise provided by law, you agree not to (or permit others to) (i) decipher, reverse engineer, de-compile, disassemble, or otherwise attempt to derive the source code of the Product, (ii) create derivative works based on the Product or any part thereof, (iii) develop methods to enable unauthorized parties to use the Product, (iv) develop any other product containing any of the concepts and ideas contained in the Product or (v) remove any Product identification, copyright or other notices. You may not assign your rights under this Agreement without the prior written consent of XACCT.

4.2. You agree that XACCT may terminate this Agreement at any time without prior notice in the case of your breach of any of the provisions hereof. Upon termination of this Agreement, You agree to cease all use of the Product and to destroy the Product and all documentation and related materials in your possession, and to certify their destruction. Except for the license granted in
Section 2 of this Agreement, the terms of this Agreement shall survive termination.

XACCT or its licensors shall have the right, but not the obligation, to defend or settle, at its discretion, any legal action against You arising from a claim that Your permitted use of the Product under this Agreement infringes any patent, copyright, or other ownership rights of a third party. You agree to provide XACCT written notice of any such claim within ten (10) days of Your notice thereof and provide reasonable assistance in its defense. XACCT or its licensors have sole discretion and control over such defense and all negotiations for a settlement or compromise, unless XACCT notifies You that it does not intend to defend or settle such legal action, in which case You are free to pursue any alternative You may have. The foregoing obligation, if any, of XACCT or its licensors does not apply with respect to Product or portions or components thereof: (i) not supplied by XACCT; (ii) which are modified after shipment by XACCT, if the alleged infringement relates to such modification;
(iii) combined with other products, processes or materials where the alleged infringement relates to such combination; (iv) where You continue allegedly infringing activity after being notified thereof or after being informed of modification that would have avoided the alleged infringement, or (v) where Your use of the Product is incident to an infringement not resulting primarily from the Product or is not strictly in accordance with this Agreement. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT WHICH ARE HEREBY DISCLAIMED.

4.4. In the event that any or all parts of the Product are held or are believed by XACCT to infringe, XACCT may, at its sole discretion, (a) modify the Product to be

                                      -3-
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non-infringing or (b) obtain for You a license to continue using the Product. If it is not commercially reasonable to perform either of the above options, then XACCT may, in its sole discretion, terminate this Agreement and refund the license fees paid for the Product.

5. LIMITED WARRANTY; DISCLAIMER OF WARRANTIES AND LIMITED REMEDY:

XACCT warrants that for a period of ninety (90) days from the date You receive the original License Key (i) the media on which the Product is furnished will be free from defects in material and workmanship and (ii) the Product (except for the portions licensed or provided to XACCT by third parties, including without limitation Sun Microsystems, Inc. shall substantially conform to XACCT's user manual, as it exists at the date of delivery. XACCT'S ENTIRE LIABILITY AND YOUR SOLE AND EXCLUSIVE REMEDY SHALL BE, AT XACCT'S OPTION, EITHER: (I) RETURN OF THE PRICE PAID FOR THE PRODUCT, RESULTING IN TERMINATION OF THIS AGREEMENT, OR (II) REPAIR OR REPLACEMENT OF THE PRODUCT OR MEDIA THAT DOES NOT MEET THIS LIMITED WARRANTY.

5.2. EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN THE PRECEDING PARAGRAPH, THIS PRODUCT IS PROVIDED TO YOU "AS IS". ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGMENT ARE DISCLAIMED, EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID. XACCT DOES NOT WARRANT THAT THE PRODUCT WILL MEET YOUR REQUIREMENTS OR THAT ITS OPERATION WILL BE UNINTERRUPTED OR ERROR FREE OR THAT ALL DEFECTS WILL BE CORRECTED.

     SOME STATES, PROVINCES OR COUNTRIES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES OR LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY MAY LAST, SO THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE, COUNTRY TO COUNTRY.

6. LIMITATION OF LIABILITY: TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, XACCT OR ITS SUPPLIERS OR LICENSORS ARE NOT LIABLE TO YOU OR ANY THIRD PARTY UNDER ANY LEGAL THEORY (INCLUDING, WITHOUT LIMITATION, TORT OR CONTRACT) FOR ANY DAMAGES ARISING OUT OF THIS AGREEMENT OR THE USE OF OR THE INABILITY TO USE THE PRODUCT WHETHER ACTUAL, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR SAVINGS, LOSS OF DATA, LOSS OF SYSTEM AVAILABILITY, LOSS OF COMPUTER RUN TIME OR COST OF COVER. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT XACCT OR ITS LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OR ANY LIMITED REMEDY PROVIDED HEREIN. XACCT'S AND ITS SUPPLIERS' AND LICENSORS' MAXIMUM AGGREGATE LIABILITY FOR DAMAGES SHALL BE LIMITED TO THE LICENSE FEES RECEIVED BY XACCT


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

UNDER THIS AGREEMENT FOR THE PARTICULAR PRODUCT WHICH CAUSED THE DAMAGES.

     SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES OR OTHER FORMS OF DAMAGES OR LIABILITY, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

7. GENERAL:

7.1. The Agreement sets forth the entire understanding and agreement between You and XACCT and supersedes any other communications or advertising with respect to the Product. This Agreement may be amended only by a writing signed by both parties. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Agreement, and the remainder of the provisions of this Agreement shall remain in full force and effect.

7.2. For users in North America the laws of the State of California shall govern all issues arising under or relating to this Agreement, without giving effect to the conflict of laws principles thereof. All disputes arising under or relating to this Agreement shall be resolved exclusively in the appropriate court in Santa Clara, California, and it is explicitly agreed that no other court shall have such jurisdiction. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sales of Goods, the application of which is expressly excluded. For users outside North America the laws of the State of Israel shall govern all issues arising under or relating to this Agreement, without giving effect to the conflict of laws principles thereof. All disputes arising under or relating to this Agreement shall be resolved exclusively in the appropriate court in Tel-Aviv, Israel, and it is explicitly agreed that no other court shall have such jurisdiction. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sales of Goods, the application of which is expressly excluded.

7.3. This Product is sold solely for use in the NAFTA countries and Europe. The Product is subject to export control laws of the United States and Israel. By accepting this Agreement, You are agreeing to the foregoing and warrant that You are not: (i) located in, are under the control of, or a national or resident of any country subject to U.S. embargo or (ii) on the U.S. Treasury Department's list of Specially Designated Nationals or the US Commerce Department's Table of Deny Orders. You agree that the Product will not be shipped, transferred, or exported into any country or used in any manner prohibited by the law.

7.4. If You are an agency, department, or other entity of the United States Government ("GOVERNMENT"), Your use, duplication, reproduction, release, modification, disclosure or transfer of the Product, or of any related documentation of any kind, including technical data, is restricted in accordance with Federal Acquisition Regulation ("FAR") 12.212 for civilian agencies and Defense Federal Acquisition Regulation Supplement ("DFARS") 227.7202 for military agencies. The Product is commercial. The use of the Product by any Government agency, department, or other entity of the Government is further restricted in accordance with the terms of this Agreement, or any modification hereto. Contractor/manufacturer in North America is XACCT Technologies Inc. (under license) 2855 Kifer Road, Suite


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105, Santa Clara, California 95051 and outside North America : XACCT
Technologies (1997) Ltd., 31 Lechi Street, Bnei-Brak, Israel 51200.

7.5. Should You have any questions concerning this Agreement including issues of interoperability or questions concerning XACCT's licensors contact XACCT the appropriate XACCT entity at the address set forth in the preceding paragraph.

7.6. You shall not disclose results of benchmark tests of the Product or any part therein to any third party without XACCT's prior written consent.


                                      -6-
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                                   SCHEDULE A

     Category A Software includes all portions of the Product described in this SCHEDULE A. Category A Software is governed by the main body of this Agreement and the additional terms set forth in this SCHEDULE A. To the extent any additional terms set forth in this SCHEDULE A conflict with the provisions of the main body of this Agreement, the terms in SCHEDULE A shall apply with respect to the corresponding Category A Software.

     The portion of the Product provided by Sun Microsystems, Inc. ("JAVA RUNTIME PORTION" as described below) is governed by the main body of this Agreement and the additional terms set forth in ATTACHMENT 1 to this SCHEDULE A. For purposes of ATTACHMENT 1 to this SCHEDULE A, "Licensee" means You and "Software" means the Java Runtime Portion.

     Java Runtime Portion:

          JAVA(TM) RUNTIME ENVIRONMENT VERSION 1.2.1
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                           ATTACHMENT 1 TO SCHEDULE A

               SPECIFIC TERMS FOR THE BINARY CODE LICENSE TO JAVA
                         RUNTIME PORTION OF THE PRODUCT
               --------------------------------------------------

1. JAVA PLATFORM INTERFACE. Licensee may not modify the Java Platform Interface ("JPI", identified as classes contained within the "java" package or any subpackages of the "java" package), by creating additional classes within the JPI or otherwise causing the addition to or modification of the classes in the JPI, or by creating other interfaces. In the event that Licensee creates any Java-related API and distributes such API to others for applet or application development, Licensee must promptly publish broadly, an accurate specification for such API for free use by all developers of Java-based software.

2. RESTRICTIONS. Software is confidential copyrighted information of Sun and title to all copies is retained by Sun and/or its licensors. Except as specifically authorized by Sun, Licensee may not make copies of Software, other than a single copy of Software for archival purposes. Unless enforcement is prohibited by applicable law, Licensee shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software. Software may not be leased, assigned, or sublicensed, in whole or in part, except as specifically authorized. Software is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Licensee warrants that it will not use or redistribute the Software for such purposes. Licensee may not publish or provide the results of any benchmark or comparison tests run on Software to any third party without the prior written consent of Sun. No right, title or interest in or to any trademark, service mark, logo or trade name of Sun or its licensors is granted under this Agreement.

3. DISCLAIMER OF WARRANTY. SOFTWARE IS PROVIDED "AS IS," WITHOUT A WARRANTY OF ANY KIND. ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED, EXCEPT TO THE EXTENT THAT THESE DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

4. LIMITATION OF LIABILITY. SUN AND ITS LICENSORS SHALL NOT BE LIABLE FOR ANY DAMAGES SUFFERED BY LICENSEE OR ANY THIRD PARTY AS A RESULT OF USING OR DISTRIBUTING SOFTWARE. IN NO EVENT WILL SUN OR ITS LICENSORS BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE, EVEN IF SUN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5. EXPORT REGULATIONS. The Software and technical data delivered to the Licensee subject to US export control laws and may be subject to export or import regulations in other countries. The Licensee AGREES to comply strictly with all such laws and regulations and acknowledges that IT HAS the responsibility to obtain such licenses to export, re-export, or import as may be required by applicable law.


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


6. RESTRICTED RIGHTS. Use, duplication or disclosure by the United States government is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARS 227.7202-1 (a) and 227.7202-3(a) (1995), DFARS 252.227-7013 (c)(1)(ii)(Oct 1988), FAR 12.212 (a)
(1995), FAR 52.227-19 (June 1987), or FAR 52.227-14(ALT III) (June 1987), as
applicable.

7. GOVERNING LAW. Any action related to the license terms relating to the Software will be governed by California law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply.

8. SEVERABILITY. If any provision of these licensing terms is held to be unenforceable, the other licensing terms and conditions will remain in effect with the provision omitted, unless omission would frustrate the intent of the parties, in which case the license to the Software will immediately terminate.

9. INTEGRATION. These license terms are the entire agreement between Licensee, Sun and XACCT relating to the Software. It supersedes all prior or contemporaneous oral or written communications, proposals, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter during the term of this Software license. No modification of this Software license will be binding, unless in writing and signed by an authorized representative of each party.

For further inquiries related to the Software please contact either XACCT or Sun Microsystems, Inc. 901 San Antonio Road, Palo Alto, California 94303.


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                                   SCHEDULE B

Category B Software includes all portions of software described in this SCHEDULE
B. Category B Software may be dynamically interoperable with the library portion of the client portion of the Product and has been distributed on the same media as the Product for your convenience. The installation, use or further redistribution of OmniOrb is governed by the additional terms set forth in this SCHEDULE B AND THE GNU LICENSE (AS DEFINED BELOW).

     DISCLAIMER OF WARRANTY. CATEGORY B SOFTWARE IS PROVIDED "AS IS," WITHOUT A WARRANTY OF ANY KIND. ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED.

     LIMITATION OF LIABILITY. XACCT SHALL NOT BE LIABLE FOR ANY DAMAGES SUFFERED BY LICENSEE OR ANY THIRD PARTY AS A RESULT OF USING OR DISTRIBUTING CATEGORY B SOFTWARE. IN NO EVENT WILL XACCT BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, ARISING OUT OF THE USE OF OR INABILITY TO USE OF THE CATEGORY B SOFTWARE, EVEN IF XACCT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                           ATTACHMENT 1 TO SCHEDULE B

     SPECIFIC TERMS FOR OMNIORB SOFTWARE AND RECOMPILED ASPECTS OF THE OMNIORB SOFTWARE DISTRIBUTED FOR FREE AND MAY BE USED DYNAMICALLY WITH THE CLIENT PORTION OF THE PRODUCT.

     OmniORB and certain recompiled portions of OmniORB are distributed independently on the same media as the client portion of the Product and the use or further redistribution of OmniORB is expressly subject to and governed by the terms of the GNU Library General Public license of the Free Software Foundation (the "GNU License") as attached in the "Utility Directory" under the sub-directory OmniORB "License.txt file." Prior to installing OmniORB please review such license.

     The object code to the OmniORB is freely redistributable as per the terms and subject to the conditions as set forth in the GNU License.

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